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                                  Exhibit 11

                   HANOVER FOODS CORPORATION AND SUBSIDIARIES
                      Computation of Earnings Per Share

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                                                          Thirteen weeks ended
                                                       ---------------------------
                                                        September 1, September 3,
                                                                1996         1995
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
PRIMARY

Earnings:
  Net earnings (loss)                              $       1,251,000     (79,000)
  Preferred stock dividends                                   (8,000)     (8,000)
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Net earnings (loss) applicable to
  common stock                                     $       1,243,000     (87,000)
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SHARES

Weighted average number of shares outstanding                721,935     732,213
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Net earnings (loss) per share - primary            $            1.72       (0.12)
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